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EXHIBIT 11.

                               DMI FURNITURE, INC.

                       CALCULATIONS OF EARNINGS PER SHARE


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                                               THREE MONTHS ENDED               SIX MONTHS ENDED
                                            ----------------------         ------------------------
                                              Mar. 4,      Feb. 26,           Mar. 4,       Feb. 26,
                                                 1995          1994              1995           1994
                                             --------      --------          --------       --------
Income before cumulative effect of a
 change in accounting principle              $153,000      $166,000          $691,000       $746,000

Cumulative effect of a change in
 accounting for income taxes                       --            --                --      1,795,000
                                           ----------    ----------        ----------     ----------
Net income                                   $153,000      $166,000          $691,000     $2,541,000
                                           ----------    ----------        ----------     ----------
                                           ----------    ----------        ----------     ----------
Average shares of common stock
 and common equivalents
 outstanding:

  Average common shares
   outstanding                              2,970,026     2,940,997         2,970,026      2,937,297

  Common stock equivalents--
   dilutive options and convertible
   preferred stock                          2,724,169     2,907,106         2,757,626      2,850,266
                                           ----------    ----------        ----------     ----------
Average shares of common
 stock and common stock
 equivalents outstanding                    5,694,195     5,848,103         5,727,652      5,787,563
                                           ----------    ----------        ----------     ----------
                                           ----------    ----------        ----------     ----------


Income per share before cumulative
 effect of a change in accounting
 principle                                       $.03          $.03              $.12           $.13

Cumulative effect per share of a
 change in accounting for income taxes             --            --                --            .31
                                                -----         -----             -----          -----
Earnings per common share                        $.03          $.03              $.12           $.44
                                                -----         -----             -----          -----
                                                -----         -----             -----          -----

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